EXHIBIT 10

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of April 1, 2020 (the “Amendment Effective Date”), is made among SWK Funding LLC as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the Lenders party to the Loan and Security Agreement from time to time, including HI Imprimis, LLC, SR- Imprimis, LLC and SWK Funding LLC, each in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and HARROW HEALTH, INC. (f/k/a Imprimis Pharmaceuticals, Inc.), a Delaware corporation (“Harrow”), IMPRIMIS NJOF, LLC, a New Jersey limited liability company (“NJOF”), PARK COMPOUNDING, INC. (f/k/a ImprimisRx CA, Inc.), a California corporation (“CA”), IMPRIMISRX NJ, LLC, a New Jersey limited liability company (“NJ”), IMPRIMISRX, LLC, a Delaware limited liability company (“ImprimisRx”), HARROW IP, LLC, a Delaware limited liability company (“Harrow IP”), ETON PHARMA EQUITY, LLC, a Delaware limited liability company (“Eton Pharma Equity”), SURFACE PHARMA EQUITY, LLC, a Delaware limited liability company (“Surface Pharma Equity”), MELT PHARMA EQUITY, LLC, a Delaware limited liability company (“Melt Pharma Equity”), MAYFIELD PHARMA EQUITY, LLC, a Delaware limited liability company (“Mayfield Pharma Equity”), STOWE PHARMA EQUITY, LLC, a Delaware limited liability company (“Stowe Pharma Equity”), and RADLEY PHARMA EQUITY, LLC, a Delaware limited liability company (“Radley Pharma Equity”, and together with Harrow, NJOF, CA, NJ, ImprimisRx, Harrow IP, Eton Pharma Equity, Surface Pharma Equity, Melt Pharma Equity, Mayfield Pharma Equity, and Stowe Pharma Equity, individually and collectively, jointly and severally, “Borrower”).

RECITALS

A. Borrower, the Lenders and Collateral Agent are parties to a Loan and Security Agreement dated as of July 19, 2017 (as amended by that certain Joinder and First Amendment to Loan and Security Agreement, dated as of May 25, 2019, and as further amended, restated or modified from time to time, the “Loan and Security Agreement”).

B. Borrower has requested that the Lenders and Collateral Agent agree to certain amendments to the Loan and Security Agreement. The Lenders and Collateral Agent have agreed to such request, subject to the terms and conditions hereof.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Loan and Security Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. Amendments to the Loan and Security Agreement.

(a) The Loan and Security Agreement shall be amended as follows effective as of the Amendment Effective Date:

(i) New Definitions. The following definitions are hereby added to Section 1.3 in their proper alphabetical order:

“PIK Interest” shall have the meaning set forth in Section 2.2(b)(i).

“Second Amendment Effective Date” means April 1, 2020.

(ii) Amended and Restated Definitions. The definition of “Amortization Date” in Section 1.3 is hereby amended and restated as follows:

“Amortization Date” is August 14, 2020.

(iii) Section 2.2(a). Section 2.2(a) is hereby amended and restated as follows:

(a) Availability.

(i) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate principal amount of Sixteen Million Dollars ($16,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto.

(ii) Subject to satisfaction of the Second Draw Conditions as of the date of such advance and the other terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate principal amount of up to Five Million Dollars ($5,000,000) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”).

(iii) The Lenders agree, severally and not jointly, to make term loans to Borrower on the Second Amendment Effective Date in an aggregate principal amount of One Million Dollars ($1,000,000) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans” each Term A Loan, Term B Loan or Term C Loan is hereinafter referred to singly as a “Term Loan”, and the Term A Loans, Term B Loans and Term C Loans are hereinafter referred to collectively as the “Term Loans”).

(iv) After repayment, no Term Loan may be re-borrowed.

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(iv) Section 2.2(b)(i). Section 2.2(b)(i) is hereby amended and restated as follows:

(i) Borrower shall make quarterly payments of interest, in arrears, commencing on the first (1st) Payment Date following the Effective Date, and continuing on the Payment Date of each successive quarter thereafter; provided that, notwithstanding the foregoing, the interest otherwise required to be paid on May 14, 2020 shall be paid in kind (such interest, together with any other interest that may be deferred from time to time, being “PIK Interest”) and added to the principal balance of the Term Loans with no further action by Collateral Agent, Lenders or Borrower. Commencing on the Effective Date, and continuing on the Payment Date of each quarter thereafter, Borrower shall make payments of principal and interest (other than PIK Interest) to each Lender in accordance with Section 2.6. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. The Term Loans may only be prepaid (other than via the application of Revenue-Based Payments in accordance with Section 2.6) in accordance with Sections 2.2(c) and 2.2(d).

(v) Section 2.3(a). Section 2.3(a) is hereby amended and restated as follows:

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans (including any capitalized PIK Interest outstanding from time to time) shall accrue interest at a per annum rate equal to the Applicable Rate plus the LIBOR Rate, which interest shall be payable quarterly in arrears in accordance with Sections 2.2(b) and 2.3(e). Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan (or in the case of PIK Interest, on the date such PIK Interest was capitalized), and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.

(vi) Section 5.9. Section 5.9 is hereby amended and restated as follows:

5.9 Use of Proceeds. Borrower shall (a) use the proceeds of the Term A Loans solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes; (b) use the proceeds of the Term B Loans solely for Permitted Acquisitions in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes; and (c) use the proceeds of the Term C Loans solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.

(vii) Lenders and Commitments. Schedule 1.1 of the Loan and Security Agreement, the Schedules of Lenders and Commitments, is hereby amended and restated in its entirety with Annex A hereto.

(b) References Within Loan and Security Agreement. Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

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SECTION 3. Conditions of Effectiveness. Except as set forth in this Section 3, this Amendment shall become effective as of the date on which Borrower shall have delivered to Collateral Agent this Amendment duly executed by an authorized officer of Borrower, and Collateral Agent and each Lender shall have executed and delivered this Amendment. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Fees and Expenses. Borrower shall have paid (i) a commitment fee equal to $10,000, (ii) all invoiced costs and expenses then due in accordance with Section 5(d), and (iii) all other fees, costs and expenses, if any, due and payable as of the Amendment Effective Date under the Loan and Security Agreement.

(b) Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i) The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii) There exist no Events of Default or events that with the passage of time would result in an Event of Default.

(c) Corporate Deliverables. Collateral Agent shall have received a copy of resolutions of the governing body for Borrower evidencing approval of this Amendment.

SECTION 4. Representations and Warranties. To induce the Lenders to enter into this Amendment, Borrower hereby confirms, as of the date hereof, that:

(a) the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date;

(b) Borrower’s directors (or other applicable governing body) have authorized the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith;

(c) there has not been and there does not exist a Material Adverse Change;

(d) Lender has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Lender, pursuant to the Loan Documents or otherwise granted to or held by Lender;

(e) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and

(f) the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues; and

(g) except as disclosed to Collateral Agent, Borrower has not amended its organizational documents since the date of the Loan Documents.

For the purposes of this Section 4, each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

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SECTION 5. Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i) Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Collateral Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii) Borrower hereby expressly (1) reaffirms, ratifies and confirms its Obligations under the Loan and Security Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 4.1 of the Loan and Security Agreement, (3) reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the Amendment Effective Date, as of the date hereof, and with effect from (and including) the Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Obligations under the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan and Security Agreement and (5) agrees that the Loan and Security Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(iii) This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Obligations under or in connection with the Loan and Security Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in (on behalf of itself and the Lenders), security titles to or other liens on any Collateral for the Obligations.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Collateral Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c) No Reliance. Borrower hereby acknowledges and confirms to Collateral Agent and the Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d) Costs and Expenses. Borrower agrees to pay to Collateral Agent within ten (10) days of its receipt of an invoice (or on the Amendment Effective Date to the extent invoiced on or prior to the Amendment Effective Date), the out-of-pocket costs and expenses of Collateral Agent and the Lenders party hereto, and the fees and disbursements of counsel to Collateral Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date.

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(e) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(g) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(h) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(i) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(j) Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

BORROWER:

HARROW HEALTH, INC.
PARK COMPOUNDING, INC.
HARROW IP, LLC
ETON PHARMA EQUITY, LLC
SURFACE PHARMA EQUITY, LLC
MELT PHARMA EQUITY, LLC
MAYFIELD PHARMA EQUITY, LLC
STOWE PHARMA EQUITY, LLC
RADLEY PHARMA EQUITY, LLC

By:	/s/ Andrew R. Boll
Name:	Andrew Boll
Title:	Chief Financial Officer

IMPRIMIS NJOF, LLC
IMPRIMISRX NJ, LLC
IMPRIMISRX, LLC

By:	/s/ John P. Saharek
Name:	John P. Saharek
Title:	President

Signature Page to Second Amendment to Loan & Security Agreement

COLLATERAL AGENT AND LENDER:

SWK FUNDING, LLC

By: SWC HOLDING CORPORATION,

its sole member

By:	/s/Winston Black
Name:	Winston Black
Title:	CEO

Signature Page to Second Amendment to Loan & Security Agreement

ANNEX A

SCHEDULE 1.1

Lenders and Commitments

Term A Loans

Lender	Term A Loan Commitment	Commitment Percentage
SWK Funding LLC	$9,720,000	60.75%
HI Imprimis, LLC	$6,000,000	37.50%
SR-Imprimis, LLC	$280,000	1.75%
TOTAL	$16,000,000.00	100.00%

Term B Loans

Lender	Term Loan B Commitment	Commitment Percentage
SWK Funding LLC	$3,037,500	60.75%
HI Imprimis, LLC	$1,875,000	37.50%
SR-Imprimis, LLC	$87,500	1.75%
TOTAL	$5,000,000.00	100.00%

Term C Loans

Lender	Term Loan C Commitment	Commitment Percentage
SWK Funding LLC	$607,500	60.75%
HI Imprimis, LLC	$375,000	37.50%
SR-Imprimis, LLC	$17,500	1.75%
TOTAL	$1,000,000.00	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
SWK Funding LLC	$13,365,000	60.75%
HI Imprimis, LLC	$8,250,000	37.50%
SR-Imprimis, LLC	$385,000	1.75%
TOTAL	$22,000,000.00	100.00%